Exhibit 10.3

Assignment of LLC Member Interest

(Talon FirsT Trust, LLC)

For Value Received, Talon OP, L.P., a Minnesota limited partnership (“Contributor”), hereby contributes, conveys, sells, assigns, transfers and quit claims unto First Capital Real Estate Operating Partnership, LP, a Delaware limited partnership (“Buyer”), 100% of LLC member interests in Talon First Trust, LLC, a Delaware limited liability company (“Company”), and irrevocably constitutes and appoints __________, its attorney-in-fact, to transfer said LLC member interests with full power of substitution in the premises.

This Assignment of LLC Member Interests is made pursuant to, and subject to, all of the provisions of that certain Contribution Agreement dated June 27, 2018 (“Contribution Agreement”) between Contributor and Buyer. The terms, conditions, representations and limitations set forth in the Contribution Agreement are incorporated herein by reference.

Dated: As of June 27, 2018

Talon OP, L.P.

By: Talon Real Estate Holding Corp., its general partner

/s/ M.G. Kaminski
By: M.G. Kaminski
Its: CEO